Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors

H.B. Fuller Company:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24703) of H.B. Fuller Company of our report dated June 11, 2004 relating to the statement of net assets available for benefits of the EFTEC Savings Plan as of December 31, 2003, the related statement of changes in net assets available for benefits for the year then ended, and the related supplemental schedule as of December 31, 2003, which report appears elsewhere in this December 31, 2003 annual report on Form 11-K.

By /s/ KPMG LLP

Minneapolis, Minnesota
Date: June 28, 2004

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24703) of H.B. Fuller Company of our report dated June 20, 2003, relating to the statement of net assets available for benefits at December 31, 2002 of the EFTEC Savings Plan, which appears in this Form 11-K.

By /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
Date: June 28, 2004